Exhibit 99.3

JAY PHARMA, INC.

CONDENSED FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

(unaudited)

TABLE OF CONTENTS

Unaudited Condensed Balance Sheets	1
Unaudited Condensed Statements of Operations and Comprehensive Loss	2
Unaudited Condensed Statements of Changes in Shareholders’ Deficit	3
Unaudited Condensed Statements of Cash Flows	4
Notes to the Unaudited Condensed Financial Statements	5

JAY PHARMA, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash	$8,883	$113,671
Prepaid expense, related party	61,774	-
Prepaid expenses and other current assets	21,019	5,556
Other receivables	17,610	14,536
Total current assets	109,286	133,763

Total assets	$109,286	$133,763

Liabilities and Shareholders' Equity

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	$780,173	$199,217
Advance from related party	21,937	-
Notes payable	403,564	-
Convertible notes payable	290,405	-
Total current liabilities	1,496,079	199,217

Total liabilities	1,496,079	199,217

Commitments (Note 5)

Shareholders' Deficit
Common stock, no par value, unlimited authorized shares, 25,144,801 and 24,972,504 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	-	-
Additional paid-in capital	3,072,636	2,423,709
Accumulated deficit	(4,459,678)	(2,484,208)
Accumulated other comprehensive income (loss)	249	(4,955)
Total shareholders' deficit	(1,386,793)	(65,454)
Total liabilities and shareholders' deficit	$109,286	$133,763

The accompanying notes are an integral part of these unaudited condensed financial statements.

JAY PHARMA, INC.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(unaudited)

	Nine Months Ended September 30,
	2019	2018

Expenses
Operating expenses	$1,895,355	$934,958

Operating loss	(1,895,355)	(934,958)

Other expense
Extinguishment of notes payable	32,257	-
Accretion and interest	47,858	-
Total other expense	80,115	-

Net Loss	$(1,975,470)	$(934,958)

Other comprehensive gain (loss)
Foreign exchange gain (loss)	5,204	(19,450)

Comprehensive loss	$(1,970,266)	$(954,408)

Loss per share ‑ basic and diluted	$(0.08)	$(0.04)

Weighted average shares outstanding, basic and diluted	25,060,193	21,978,730

The accompanying notes are an integral part of these unaudited condensed financial statements.

JAY PHARMA, INC.
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
(unaudited)

	Common Stock		Addition paid-in capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount

Balance as of January 1, 2018	19,110,000	$-	$534,663	$(564,631)	$(1,078)	$(31,046)
Common stock issued for cash	2,476,184	-	636,202	-	-	636,202
Common stock issued in exchange for sublicense	1,266,667	-	257,450	-	-	257,450
Stock based compensation - stock options	-	-	43,855	-	-	43,855
Foreign exchange gain	-	-	-	-	(19,450)	(19,450)
Net loss	-	-	-	(934,958)	-	(934,958)

Balance as of September 30, 2018	22,852,851	$-	$1,472,170	$(1,499,589)	$(20,528)	$(47,947)

Balance as of January 1, 2019	24,972,504	$-	$2,423,709	$(2,484,208)	$(4,955)	$(65,454)
Common stock issued for services	172,297	-	88,465	-	-	88,465
Warrants issued in conjunction with issuance of notes payable	-	-	24,875	-	-	24,875
Stock based compensation - stock options	-	-	535,587	-	-	535,587
Foreign exchange gain	-	-	-	-	5,204	5,204
Net loss	-	-	-	(1,975,470)	-	(1,975,470)

Balance as of September 30, 2019	25,144,801	$-	$3,072,636	$(4,459,678)	$249	$(1,386,793)

The accompanying notes are an integral part of these unaudited condensed financial statements.

JAY PHARMA, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(1,975,470)	$(934,958)
Adjustments to reconcile net loss to net cash used in operating activities:
Extinguishment of note payable	32,257	-
Amortization of note discount	38,985	-
Stock based compensation	624,052	44,139
Stock issued for sublicense	-	245,955
Change in operating assets and liabilities:
Prepaid expenses and other current assets	67,591	2,623
Accounts payable and accrued liabilities	579,995	222,459
Net cash used in operating activities	(632,590)	(419,782)

Cash Flows From Financing Activities:
Proceeds from notes payable	198,000	-
Proceeeds from convertible notes payable	300,000	-
Advances from related party	22,000	-
Common stock issue for cash	-	636,202
Net cash provided by financing activities	520,000	636,202

Effect of foreign exchange rate on cash	7,802	(9,966)

Net change in cash	(104,788)	206,454

Cash - beginning of period	113,671	5,915

Cash - end of period	$8,883	$212,369

Non-cash investing and financing activities
Warrants issued with notes payable	$24,875	$-

Note payable issued to consultant for prepaid services	$150,000	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 1 - BUSINESS

Nature of operations

Jay Pharma Inc. ("Jay Pharma" or the “Company”) was incorporated under the Business Corporations Act (Canada) on April 19, 2017 as Jay Resources Inc. The Company is a pharmaceutical company developing innovative, evidence-based cannabinoid medicines. The head office of the Company is located at 140 E. Ridgewood Avenue, Suite 415, Paramus, New Jersey 07652.

On January 12, 2018, the Company entered into a sublicense agreement (which formalized the sublicense terms as agreed to in 2017) (the “Agreement”) with TO Pharmaceuticals USA LLC (“TOP”), a Delaware limited liability company. The Agreement requires TOP to sublicense to the Company certain patent and other intellectual property rights for the exclusive use by the Company in cancer-related applications. These rights include intellectual property consisting of patents regarding cannabis pharmaceutical products. The sublicense does not provide for any ability for the Company to sublicense these rights to third parties without the express written consent of TOP.

NOTE 2 – LIQUIDITY AND GOING CONCERN

The Company has incurred continuing losses from its operations and as of September 30, 2019, the Company had an accumulated deficit of $4,459,678 and working capital deficiency of $1,386,793.

Since inception, the Company has met its liquidity requirements principally through the issuance of notes and the sale of its shares of common stock.

The Company has no present revenue and the Company’s ability to continue its operations and to pay its obligations when they become due is contingent upon the Company obtaining additional financing. Management’s plans include seeking to procure additional funds through debt and equity financings and to continue to develop the Company’s technologies under its sublicense agreement. Without further funding, the sublicense agreement will have no commercial value.

There are no assurances that the Company will be able to raise capital on terms acceptable to the Company or at all, or that cash flows generated from its operations will be sufficient to meet its current operating costs and required debt service. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of its planned product development, which could harm its financial condition and operating results, or it may not be able to continue to fund its ongoing operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern to sustain operations for at least one year from the issuance date of these financial statements. The accompanying condensed financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP. However, in the opinion of the management of the Company, all adjustments necessary for a fair presentation of the financial position and operating results have been included in these condensed financial statements. These unaudited condensed financial statements should be read in conjunction with the financial statements and notes thereto for the fiscal year ended December 31, 2018. Operating results for the nine months ended September 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019.

Use of Estimates

The preparation of these unaudited condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and expenses during the periods reported. By their nature, these estimates are subject to measurement uncertainty and the effects on the financial statements of changes in such estimates in future periods could be significant. Significant areas requiring management's estimates and assumptions include determining the fair value of transactions involving common stock and valuation of stock-based compensation. Actual results could differ from those estimates.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Foreign Currency Translation

The reporting currency of the Company is the United States dollar – all amounts within these unaudited condensed financial statements are stated in United States dollars unless otherwise indicated. The financial statements of companies located outside of the U.S. are measured in their functional currency, which is the local currency. The functional currency of the Company is the Canadian dollar. Monetary assets and liabilities are translated using published exchange rates at the balance sheet date. Income and expense items are translated using average monthly exchange rates. Shareholders’ deficiency accounts and non-monetary assets are translated at their historical exchange rates. Translation adjustments are included in accumulated other comprehensive income (loss) in the accompanying unaudited condensed balance sheets.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2019 and December 31, 2018.

Income Taxes

The Company utilizes an asset and liability approach for financial accounting and reporting for income taxes. The provision for income taxes is based upon income or loss after adjustment for those permanent items that are not considered in the determination of taxable income. Deferred income taxes represent the tax effects of differences between the financial reporting and tax basis of the Company’s assets and liabilities at the enacted tax rates in effect for the years in which the differences are expected to reverse.

The Company evaluates the recoverability of deferred tax assets and establishes a valuation allowance when it is more likely than not that some portion or all the deferred tax assets will not be realized. Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Stock-Based Compensation

The Company follows Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation, which addresses the accounting for stock-based payment transactions, requiring such transactions to be accounted for using the fair value method. Awards of shares for property or services are recorded at the more readily measurable of the fair value of the stock and the fair value of the property or service. The Company uses the Black-Scholes option-pricing model to determine the grant date fair value of stock-based awards under ASC 718. The fair value is charged to earnings depending on the terms and conditions of the award, and the nature of the relationship of the recipient of the award to the Company. The Company records the grant date fair value in line with the period over which it was earned. For employees, consultants, and management, this is typically considered to be the vesting period of the award. The Company estimates the expected forfeitures and updates the valuation accordingly.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options and warrants (using the treasury stock method). The computation of basic net loss per share for the nine months ended September 30, 2019 and 2018 excludes potentially dilutive securities. The computations of net loss per share for each period presented is the same for both basic and fully diluted.

Potentially dilutive securities outlined in the table below have been excluded from the computation of diluted net loss per share because the effect of their inclusion would have been anti-dilutive.

	For the nine months ended September 30, 2019	For the nine months ended September 30, 2018
Warrants to purchase shares of common stock	381,429	-
Convertible notes	500,000	-
Options to purchase shares of common stock	3,102,362	2,561,317
Total potentially dilutive securities	3,983,791	2,561,317

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair Value

The carrying value of the Company’s financial instruments, including cash and accounts payable, approximate fair value because of the short-term nature of such financial instruments.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements, other than those disclosed below.

On February 25, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This update will require organizations that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new guidance will also require additional disclosures about the amount, timing and uncertainty of cash flows arising from leases. The provisions of this update are effective for annual and interim periods beginning after December 15, 2018. The impact of this ASU did not have a material effect on the Company’s financial position and results of operations.

In July 2017, the FASB issued ASU No. 2017-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480); Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Non-controlling Interests with a Scope Exception. The ASU was issued to address the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities and equity. The ASU, among other things, eliminates the need to consider the effects of down round features when analyzing convertible debt, warrants and other financing instruments. As a result, a freestanding equity-linked financial instrument (or embedded conversion option) no longer would be accounted for as a derivative liability at fair value as a result of the existence of a down round feature. The amendments are effective for fiscal years beginning after December 15, 2018, and should be applied retrospectively. Early adoption is permitted, including adoption in an interim period. The Company adopted ASU 2017-11 on January 1, 2019 and determined that the adoption of ASU 2017-11 did not have an impact on the Company's financial statements.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

In June 2018, the FASB issued ASU 2018-07, “Compensation-Stock Compensation (Topic 718)”, Improvements to Nonemployee Share-based Payments (“ASU 2018-07”). This ASU expands the scope of Topic 718 to include share-based payment transactions for acquiring good and services from nonemployees. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted and the Company adopted this new standard effective January 1, 2019 with no material impact to stock compensation issued to non-employees during the nine months ended September 30, 2019.

In July 2018, the FASB issued ASU 2018-10, “Codification Improvements to Topic, 842, Leases”, which clarifies how to apply certain aspects of the new leases standard, ASC 842. The amendments address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments, among other things.

In July 2018, the FASB issued ASU 2018-11, “Leases (Topic 842): Targeted Improvements”, which provides entities with relief from the costs of implementing certain aspects of the new leasing standard, ASC 842. Specifically, under the amendments in ASU 2018-11, (1) entities may elect not to recast the comparative periods presented when transitioning to ASC 842 and (2) lessors may elect not to separate lease and nonlease components when certain conditions are met.

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE

Notes Payable Summary

As of September 30, 2019, the Company’s notes payable and convertible notes payable consisted of the following:

	Gross	Discount	Net
February 2019 Note	$66,000	$-	$66,000
March 2019 Note	150,000	-	150,000
April 2019 Convertible Notes	300,000	(9,595)	290,405
July 2019 Note	191,640	(4,076)	187,564
Total	$707,640	(13,671)	$693,969

Notes payable	$407,640	$(4,076)	$403,564

Convertible notes payable	$300,000	$(9,595)	$290,405

Notes Payable

On February 7, 2019, the Company received $60,000 in exchange for a promissory note with a director for $66,000, including an original issue discount of $6,000 (the “February 2019 Note”).  The note bears no stated interest rate and was due on May 8, 2019. Given that the Company was unable to pay its obligation under the note, the February 2019 Note is currently in default. The Company amortized the full $6,000 originial issue discount in the statement of operations and comprehensive loss through September 30, 2019.

On February 1, 2019, the Company entered into a consulting agreement with its executive director. In connection with the consulting agreement, on March 5, 2019, the Company issued a note payable to its executive director for $150,000 (the “March 2019 Note”). The note bears no interest and is due and payable on March 4, 2020. The agreement expires on February 1, 2020.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

On July 8, 2019, the Company entered into a note agreement (the “July 2019 Note”) with a limited liability company (the “Lender”). One of the principals of the Lender is the brother of a member of the Company’s board of directors. The Note’s face value was $157,714 and the original issue discount was $19,714 for total gross proceeds of $138,000. The Company may, without premium or penalty, at any time and from time to time, prepay all or any portion of the Note. The maturity date of the Note was September 8, 2019. As there remained an outstanding balance on the Note at its maturity date, the Company was in default. Per the Note, the Lender may at its option (a) declare the entire principal amount of the Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under applicable law. In connection with the Note, the Company issued warrants to purchase 131,429 shares of the Company’s common stock at an exercise price of $0.71 per share. The warrants are exercisable for a period of five years. The fair value of the award was estimated on the date of grant using the Black–Scholes option valuation model. The Black–Scholes valuation model requires the development of assumptions that are inputs into the model. These assumptions include the stock volatility, the expected life of the option, and the dividend yield on the underlying stock, as shown in the table below. The Company amortized this discount over the term of the July 2019 Note.  During the nine months ended September 30, 2019 and 2018, the Company recorded amortization of debt discount of $1,674 and $0, repectively.

Warrants
Stock Price	CAD $ 0.58
Exercise Price	CAD $ 0.93
Dividend Yield	0.00%
Expected Volatility	96.0%
Weighted Average Risk-Free Interest Rate	2.31
Number of Shares	131,429
Value (USD)	$1,674
Expected life (in years)	0.2

Stock price – Based on price of common stock of recent shares sold.

Expected volatility – Based on the historical volatility of comparable companies in a similar industry.

On September 20, 2019, the Company entered into an amendment to the July 2019 Note (the “Amendment”). The Amendment extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) November 7, 2019. In consideration for the Amendment, the Company agreed to pay an extension fee of $18,926, which was added to the outstanding balance of the Note. In addition to the extension fee, the Company agreed to grant warrants to purchase 50,000 shares of the Company’s common stock, subject to approval by the Company’s board of directors. If the Company’s board of directors did not approve the grant of the warrants prior to October 18, 2019, the Company agreed to pay an additional extension fee of $15,000 in lieu of issuing the warrants. On October 19, 2019, given that the Company did not grant the warrants, $15,000 was added to the face value of the note. Given that the cash flows of the amended July 2019 Note are greater than 10% difference from the original July 2019 Note, the Company must treat the modification as an extinguishment of debt and determine the gain or loss on the exchange of instruments. Based on the analysis performed, the Company determined that there was a loss on extinguishment of debt of $32,257. The Company determined the fair value of the amended note, which was less than its face value.  The Company will amortize this discount over the term of the amended note.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 4 – NOTES PAYABLE AND CONVERTIBLE NOTES PAYABLE, CONTINUED

Convertible Notes Payable

During April 2019, the Company received $300,000 in exchange for convertible notes payable (the “April 2019 Convertible Notes”) and warrants to purchase 250,000 shares of the Company’s common stock. The notes payable bear interest at a rate of 6% per annum and are due and payable one year from the date of issuance. The notes are convertible at any time by the holder into shares of the Company’s common stock at a price of $0.60 per share. If the Company sells or issues common stock at a price lower than the conversion price of the notes, the conversion price shall be reduced to that price .The notes payable will automatically convert into shares of the Company’s common stock in the event that the Company consummates a reverse merger with a publicly traded company.

The fair value of the warrants issued was estimated on the date of grant using the Black–Scholes option valuation model and recorded as a debt discount. The Black–Scholes valuation model requires the development of assumptions that are inputs into the model. These assumptions include the stock volatility, the expected life of the option, and the dividend yield on the underlying stock, as shown in the table below. The Company will amortize this discount over the term of the April 2019 Convertible Notes. During the nine months ended September 30, 2019 and 2018, the Company recorded amortization of debt discount of $15,574 and $0, repectively.

April 2019 Convertible Notes
Stock Price	CAD $ 0.58
Exercise Price	CAD $ 0.95
Dividend Yield	0.00%
Expected Volatility	96.0%
Weighted Average Risk-Free Interest Rate	2.31%
Number of Shares	250,000
Value (USD)	$25,169
Expected life (in years)	1.0

Stock price – Based on price of common stock of recent shares sold.

Expected volatility – Based on the historical volatility of comparable companies in a similar industry.

NOTE 5 – COMMITMENTS

On February 1, 2019, the Company entered into a consulting agreement with its executive director. Subject to the approval of the Company’s Board of Directors or Compensation Committee, the executive director will be granted options to purchase up to one percent of the common stock of the Company, on a fully diluted basis, as calculated on the date of the Company’s initial public offering. These warrants have not yet been issued, and will not be issued until after the consummation of an initial public offering.  In connection with the consulting agreement, on March 5, 2019, the Company issued a note payable to its executive director for $150,000. The note bears no interest and is due and payable on March 4, 2020. The agreement expires on February 1, 2020.

On February 1, 2019, the Company entered into a consulting agreement with the Chief Executive Officer of TOP (see Note 1) to serve as the Company’s Interim Chief Executive Officer (the “Interim CEO”). Pursuant to the terms of the agreement, the Interim CEO receives a monthly fee of $6,000 until the Company completes a Bridge Financing (as defined) of at least $1.5 million. Following the consummation of the Bridge Financing, the Interim CEO is entitled to a monthly fee of $8,000. Subject to the approval of the Company’s Board of Directors or Compensation Committee, the Interim CEO was granted options to purchase 779,683 shares of the Company’s common stock (see Note 6). The agreement expires on Febraury 1, 2020.

On January 5, 2019, the Company entered into a business advisor services agreement. Pursuant to the terms of the agreement, the consultant will provide business advisory, marketing, and investor relations services in exchange for $15,000 per month, of which $7,500 is payable in cash and $7,500 is payable in the Company’s common shares. The term expires on January 4, 2020.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS

Authorized Capital

The holders of the Company’s common stock are entitled to one vote per share. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, holders of common stock are entitled to share rateably in all assets of the Company that are legally available for distribution. As of September 30, 2019 and December 31, 2018, an unlimited number of common shares were authorized for issuance.

Shares Issued in Exchange for Services

During the nine months ended September 30, 2019 and 2018, the Company issued 172,297 and 0 shares, respectively, to consultants in exchange for services. The Company valued these shares at $88,465 and $0, respectively, which represents the value of the services performed by the consultants.

Stock Options

On February 1, 2019, the Company granted options to purchase 779,683 shares of the Company to its Chief Executive Officer. The options have a ten year term, an exercise price of CAD $0.58 (USD $0.44 as of September 30, 2019), and vest as follows:

-	Options to purchase 111,382 shares vest immediately;
-	Options to purchase 222,767 shares vest upon the Company completing a bridge financing of at least $1.5 million;
-	Options to purchase 222,767 shares vest upon the Company hiring a chief executive officer;
-	Options to purchase 222,767 shares vest upon the Company dosing a patient in its Glioblastoma Study;

On April 1, 2019, the Company granted options to purchase 1,248,624 shares of the Company to its Chairman. The options have a ten year term, an exercise price of CAD $0.58 (USD $0.44 as of June 30, 2019), and vest immediately:

The Company utilized the Black-Scholes option pricing model to determine the fair value of these stock options, using the assumptions as outlined below.

	February 2019	April 2019
Stock Price	$0.58 (CAD )	$0.58 (CAD )
Exercise Price	$0.58 (CAD )	$0.58 (CAD )
Dividend Yield	0%	0%
Expected Volatility	96%	101%
Weighted Average Risk-Free Interest Rate	2.51%	2.31%
Expected life (in years)	5.2	5.0

Stock price – Based on price of common stock of recent shares sold.

Discount rate —Based on the daily yield curve rates for U.S. Treasury obligations with maturities, which correspond to the expected term of the Company’s stock options.

Dividend yield —The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

Expected volatility —Based on the historical volatility of comparable companies in a similar industry.

Expected term —The Company has had no stock options exercised since inception. The expected option term represents the period that stock-based awards are expected to be outstanding based on the simplified method provided in Staff Accounting Bulletin (“SAB”) No. 107, Share-Based Payment, which averages an award’s weighted-average vesting period and expected term for “plain vanilla” share options.

Forfeitures —ASC Topic 718 Compensation - Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 6 - SHARE CAPITAL AND OTHER EQUITY INSTRUMENTS, CONTINUED

Stock Options, continued

	Number of Shares	Weighted Average Exercise Price (USD)	Weighted Average Grant Date Fair Value (USD)	Weighted Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (USD)
Outstanding – January 1, 2019	3,118,234	$0.87	$0.08
Granted	2,028,307	$0.44	$0.33
Expired, forfeited, or cancelled	(890,567)
Outstanding – September 30, 2019	4,255,974	$0.44	$0.18	8.65	$-

Exercisable at September 30, 2019	3,102,362	$0.44	$0.22	8.71	$-

The Company’s stock based compensation expense related to stock options for the nine months ended September 30, 2019 and 2018 was $538,598 and $44,141, respectively. As of September 30, 2019, the Company had $166,734 in unamortized stock option expense, which will be amortized over a period of 0.11 years.

Warrants

The following table summarizes information about shares issuable under warrants outstanding at September 30, 2019:

	Warrant shares outstanding	Weighted average exercise price (CAD)	Weighted average remaining life	Intrinsic value
Outstanding at January 1, 2019	992,244	$0.87
Issued	381,429	$0.94
Exercised	-
Expired or cancelled	-
Outstanding at September 30, 2019	1,373,673	$0.89	2.06	$-

Exercisable at September 30, 2019	1,373,673	$0.89	2.06	$-

The warrants issued in connection with the April 2019 Convertible Notes have an expiration date on March 31, 2024 with an exercise price of $0.71 and a remaining life of 4.50 years. The warrant issued in connection with the Lender of the July 2019 Note has an expiration date of July 4, 2024 with an exercise price of $0.71 and a remaining life of 4.76 years.

JAY PHARMA, INC.
NOTES TO THE CONDENSED FINANCIAL STATEMENTS
(Stated in US Dollars)
(unaudited)

NOTE 7 - SUBSEQUENT EVENTS

Note Amendments

On November 21, 2019, the Company entered into an amendment to the July 2019 Note (the “November 21 Amendment”). The November 21 Amendment extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) December 9, 2019. In consideration for the November 21 Amendment, the Company agreed to grant 25,440 shares of the Company’s common stock, subject to approval by the Company’s board of directors.

On December 9, 2019, the Company entered into an amendment to the July 2019 Note (the “December 9 Amendment”). The December 9 Amendment extends the maturity date for the Note until the earlier of (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) January 7, 2020. In consideration for the December 9 Amendment, the Company agreed to grant 25,440 shares of the Company’s common stock, subject to approval by the Company’s board of directors.

On January 8, 2020 the Company entered into an amendment to the July 2019 Note (the “January 8 Amendment”).  The January 8 Amendment extends the maturity date for the July 2019 Note until the (a) the completion of a bridge financing of greater than or equal to $1,500,000, or (b) April 1, 2020. In consideration for the January 8 Amendment, the Company agreed to grant 50,000 shares of the Company’s common stock, subject to approval by the Company’s board of directors.

Amalgamation Agreement

On January 10, 2020, the Company entered into an amalgamation agreement (the “Amalgamation Agreement”) with Jay Pharma Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of AmeriHoldings, Inc.. (“Ameri”), and Jay Pharma Exchange Co, Inc. (“ExchangeCo”), a wholly owned subsidiary of Ameri.  The Amalgamation Agreement provides that the Company will merge into Merger Sub and be amalgamated and operate as one company.  The shareholders of the Company will own approximately 84% of the post-closing company’s issued and outstanding shares of common stock.

The Amalgamation Agreement will automatically be terminated if the amalgamation is not completed within 180 days.

Simultaneously with the execution of the Amalgamation Agreement, Jay Pharma entered into a Secured Promissory Note, dated January 10, 2020 (the “Note”), by and among Jay Pharma and certain lenders, pursuant to which, on January 10, 2020, Jay Pharma received aggregate gross proceeds of $1,500,000. Pursuant to the Note, the aggregate obligations of Jay Pharma under the Note are to automatically, immediately prior to the consummation of the Amalgamation, convert into shares of Jay Pharma common stock, subject to the terms and provisions of the Note. Pursuant to Note, upon conversion of the term loans made by the lenders subject to the terms of the Note, Jay Pharma is required to cause Ameri to issue each lender warrants to purchase Ameri Common Stock. Upon consummation of the Amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the warrant shares.

Prior to the execution and delivery of the Amalgamation Agreement, certain investors have entered into agreements with Jay Pharma pursuant to which such investors have agreed, subject to the terms and conditions of such agreements, to purchase, immediately prior to the consummation of the Amalgamation, shares of Jay Pharma’s common stock (or common stock equivalents) and warrants to purchase Jay Pharma’s common stock for an aggregate purchase price of $3.5 million. The consummation of the transactions contemplated by such agreements is conditioned upon the satisfaction or waiver of the conditions set forth in the Amalgamation Agreement. After consummation of the Amalgamation, Jay Pharma has agreed to cause Ameri to register the resale of the Ameri Common Stock issued and issuable pursuant to the warrants issued to the investors in the Jay Pre-Closing Financing.